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Exhibit 10.24

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VISTULA COMMUNICATION SERVICES, INC.
CONVERTIBLE PROMISSORY NOTE

No. 2
$50,000	August 11, 2004

        FOR VALUE RECEIVED, Vistula Communications Services, Inc, a Delaware corporation (hereinafter referred to as the "Borrower" or the "Company"), hereby promises to pay to the order of J.Rothschild Assurance Self Invested PPP#2-F/B/O Rupert Anthony Galliers-Pratt (the "Lender") the principal sum of Fifty Thousand DOLLARS and NO CENTS ($50,000). Interest from the date hereof on the outstanding principal amount under this note ("Note") shall accrue at the rate of seven percent (7%) per annum, compounded annually, computed on the basis of the actual number of days elapsed and a year of 365 days, from the date hereof until all amounts payable to the Lender hereunder are repaid in full. All payments received by the Lender hereunder shall be applied first to costs of collection, if any, then to interest and the balance to principal. This Note is issued by the Company as of the date first above written and is one of a series of convertible promissory notes issued by the Company pursuant to the Amended and Restated Note Subscription Agreement, dated as of August 11, 2004, by and between the Company and the Lender.

        1.    Maturity Date; Payment.    The principal amount hereof and all accrued and unpaid interest shall become due on the earlier to occur of (i) August 11, 2005 (the "Maturity Date") (unless sooner converted hereunder) or (ii) an Event of Default (as hereinafter defined). All payments of principal and any interest hereunder shall be payable in lawful money of the United States of America at the address of the Lender, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Prepayment of principal, together with accrued interest, may be made by Borrower at any time without penalty.

        2.    Conversion.    The outstanding principal of and accrued interest on this Note shall be converted into shares of the Company's common stock, $0.001 par value per share ("Common Stock"), at a price of $1.50 per share (the "Conversion Price") at the election of the holder at any time prior to the Maturity Date. In order to convert the outstanding principal of and accrued interest on this Note, the holder of this Note shall surrender this Note at the office of the Borrower or of its transfer agent, together with a written request for conversion signed by the holder, for the applicable amount of shares of Common Stock. Thereupon, the Company shall issue and deliver to such holder a certificate representing the number of shares of Common Stock into which this Note is convertible on the date on which the Note was surrendered to the Company.

          (a)    Cash in Lieu of Fractional Shares.    No fractional share or interest of any equity securities of the Borrower or scrip representing fractional shares or interests shall be issued upon any conversion of this Note. Instead of any fractional shares or interest of any equity securities of the

  Borrower which would otherwise be issuable upon any conversion of this Note, the Borrower shall pay to the holder of this Note a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price per share at which this Note is converted into such equity securities of the Borrower under this Section 2.

          (b)    Cancellation of Note.    Upon the conversion of the entire principal amount of this Note and accrued and unpaid interest pursuant to this Section 2 and payment of any other amounts owed with respect hereto, this Note shall be canceled.

          (c)    Reservation of Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of this Note, such shares of stock, securities and property, as from time to time shall be issuable upon the conversion of this Note.

          (d)    Adjustment to Conversion Price.    If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

        3.    Events of Default.    Each of the following events shall constitute an "Event of Default":

          (a)   The Company shall fail to pay any principal, interest or other amount payable hereunder promptly and when due, whether on the Maturity Date or otherwise;

          (b)   The Company shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Company or of all or a substantial part of the assets of the Company, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (c)   Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Company: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Company or of all or any substantial part of the assets of the Company, or other like relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by the Company, the same shall continue undismissed, or unstayed and in effect for any period of ninety (90) consecutive days, or an order for relief against the Company shall be entered in any case under the Federal Bankruptcy Code or applicable state bankruptcy laws;

          If any Event of Default shall occur, then, and at any time thereafter while such Event of Default is continuing, the Lender by written notice to the Company may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, to be due and payable immediately; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (b) or (c) above, then this Note shall become immediately due and payable without the necessity of any action by the Lender or notice to the Company.

        4.    Amendments; Waivers.    Any of the terms and conditions of this Note may be changed or amended, and any right of the holder of this Note may be waived, with the written consent of the Company and the holder of this Note.

        5.    Notice.    Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if delivered personally or by overnight courier or sent by electronic facsimile transmission, with confirmation received, to the party to whom notice is to be given at the address or telecopy number specified below or to the most recent address or telecopy number of such party specified by written notice, or on the third business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address specified below or to the most recent address of such addressee specified by written notice:

  To Borrower:

      Vistula Communication Services, Inc.
      40 Portman Square, 4th Floor
      London W1H 6LT
      United Kingdom
      Attn: Chief Executive Officer
      Telecopier: +44 20 7487 4001

  To Lender:

      J.Rothschild Assurance Self Invested PPP#2-F/B/O
      Rupert Anthony Galliers-Pratt
      St. James Place
      New Garden HS 78
      Hattongarden
      London
      United Kingdom ECIN 8JR
      Attn: Rupert Galliers-Pratt
      Telecopier:

        6.    Severability.    In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

        7.    Governing Law.    This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

***

        IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer as of the date first above written.

BORROWER:
Vistula Communications Services, Inc.
By:	/s/ RUPERT GALLIERS-PRATT Name: Rupert Galliers-Pratt Title: Chairman and Chief Executive Officer

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  Exhibit 10.24